Exhibit 31.1

CERTIFICATIONS

I, Mark Butler, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Ollie’s Bargain Outlet Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 19, 2016	/s/ Mark Butler
Mark Butler
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)